Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

QT Imaging Holdings, Inc. (f/k/a GigCapital5, Inc.) (the “Company”) is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the business combination between GigCapital5, Inc. and QT Imaging, Inc., which was consummated on March 4, 2024. The historical financial information of QT Imaging, Inc. was derived from the unaudited financial statements for the nine months ended September 30, 2023.

The historical financial information of GigCapital5, Inc. was derived from the unaudited financial statements for the nine months ended September 30, 2023. This information should be read together with QT Imaging, Inc.’s and GigCapital5 Inc.’s financial statements and related notes.

Description of the Transaction

On March 4, 2024, GigCapital5, Inc. and its wholly owned subsidiary, QTI Merger Sub, Inc., entered into a Business Combination Agreement with QT Imaging, Inc. Following the approval at the special meeting of the stockholders of GigCapital5, Inc. held on February 20, 2024, and pursuant to and in accordance with the terms of the Business Combination Agreement, QTI Merger Sub, Inc. merged with and into QT Imaging, Inc. with QT Imaging Holdings Inc. surviving the merger. Upon the consummation of the merger, GigCapital5, Inc. changed its name to QT Imaging Holdings, Inc.

Subject to and in accordance with the terms of the Business Combination Agreement and customary adjustments, at the effective time of the merger, each share of QT Imaging, Inc. capital stock issued and outstanding immediately prior to the effective time of the merger (including shares issued upon the exercise or conversion of QT Imaging Options, QT Imaging Warrants and QT Imaging Convertible Notes but excluding each share of QT Imaging Common Stock held in the treasury of QT Imaging which will be cancelled without any conversion of such shares of QT Imaging Common Stock held in the treasury and dissenting shares) will be automatically cancelled and converted into (A) a number of shares of GigCapital5 Common Stock equal to the Exchange Ratio of the quotient of (i) the Aggregate Closing Merger Consideration divided by (ii) the QT Imaging Fully Diluted Capital Stock and (B) the contingent right to receive a portion of additional shares of GigCapital5 Common Stock based on the performance of the Combined Company if certain requirements are achieved in accordance with the terms of the Business Combination Agreement, if, as and when payable.

Accounting for the Transactions

The business combination is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, GigCapital5, Inc. will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on QT Imaging, Inc.’s operations comprising substantially all of the ongoing operations of the post-combination company, QT Imaging, Inc.’s senior management comprising substantially all of the senior management of the post-combination company and the existence of a majority voting interest in the post-combination company. Accordingly, for accounting purposes, the business combination is treated as the equivalent of QT Imaging, Inc. issuing stock for the net assets of GigCapital5, Inc., accompanied by a recapitalization. The net assets of GigCapital5, Inc. is stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination are the historical operations of QT Imaging, Inc.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the business combination, are factually supportable and, with respect to the pro forma statements of operations, are expected to have a continuing impact on the results of the post-combination company. The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the post-combination company will experience. QT Imaging, Inc. and GigCapital5, Inc. have not had any historical relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 2023

(unaudited)

	QT Imaging, Inc.	GigCapital5, Inc.	Pro Forma Adjustments		Pro Forma Balance Sheet
ASSETS
Current Assets
Cash and cash equivalents	$34,490	$121,854	$13,952,527	(A5)	$7,519,125
			787,247	(A2)
			200,000	(B2)
			1,100,000	(B7)
			(11,511,550)	(B8)
			1,500,000	(B9)
			9,005,000	(B5)
			(556,360)	(D1)
			(297,247)	(D2)
			(107,032)	(E)
			(1,275,250)	(F)
			(2,673,667)	(I3)
			(1,800,887)	(I4)
			(960,000)	(J4)
Restricted cash	20,000				20,000
Accounts receivable	18,511				18,511
Inventory	4,474,538				4,474,538
Prepaid expenses and other current assets	151,258	8,040	987,013	(I4)	1,146,311

Total current assets	4,698,797	129,894	8,349,794		13,178,485
Cash and marketable securities held in Trust Account		22,870,730	(26,201)	(A)	—
			(9,356,221)	(A1)
			452,928	(A3)
			(126,754)	(A4)
			(13,814,482)	(A5)
Property and equipment, net	569,462				569,462
Intangible assets, net	136,610				136,610
Operating lease right-of-use assets, net	1,345,780				1,345,780
Other assets	39,150				39,150
Interest receivable on cash and marketable securities held in Trust Account		138,045	(138,045)	(A5)	—

Total assets	$6,789,799	$23,138,669	$(14,658,981)		$15,269,487

PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 2023 (CONTINUED)

(unaudited)

	QT Imaging, Inc.	GigCapital5, Inc.	Pro Forma Adjustments		Pro Forma Balance Sheet
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$1,343,155	$622,320	$(419,134)	(I3)	$1,282,467
			(263,874)	(I4)
Accrued legal fees		3,500,000	—	(I2)	1,900,000
			(1,600,000)	(I3)
Accrued liabilities	1,021,247	687,500	1,054,533	(I1)	171,782
			1,141,260	(I2)
			(1,654,533)	(I3)
			(1,467,800)	(I4)
			(610,425)	(J1)
Payable to related party		1,436,940	(1,275,250)	(F)	161,690
Notes payable to related party	650,000	1,497,263			2,202,263
			352,247	(A2)
			200,000	(B2)
			(297,247)	(D2)
			(200,000)	(J4)
Notes payable to related party at fair value		1,078,977	435,000	(A2)	953,023
			(560,954)	(D1)
Notes payable			318,725	(B7)	2,220,508
			200,000	(B3)
			1,166,841	(B5)
			1,053,667	(B9)
			(318,725)	(J4)
			(200,000)	(J5)
Derivative liability			3,968,500	(B5)	3,968,500
Other current liabilities		108,478			108,478
Current maturities of long-term debt	2,588,619		(2,495,000)	(J1)	93,619
Deferred revenue	300,000				300,000
Operating lease liabilities	347,547				347,547

Total current liabilities	6,250,568	8,931,478	(1,472,169)		13,709,877
Long-term debt	128,699				128,699
Note payable to related party	3,343,725		(200,000)	(J6)	3,143,725
Warrant liability		23,850			23,850
Earnout liability			50,710,000	(J3)	50,710,000
Deferred underwriting fee payable		2,760,000	(2,760,000)	(I3)	—
Operating lease liabilities	1,157,112				1,157,112
Other liabilities	366,892		(32,521)	(J6)	334,371

Total liabilities	11,246,996	11,715,328	46,245,310		69,207,634

Common stock subject to possible redemption		22,900,297	(26,201)	(A)	—
			(9,356,221)	(A1)
			452,928	(A3)
			(13,970,803)	(C)

PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 2023 (CONTINUED)

(unaudited)

	QT Imaging, Inc.	GigCapital5, Inc.	Pro Forma Adjustments		Pro Forma Balance Sheet
Stockholders’ Deficit
Common Stock, $0.0001 par value		655	35	(B7)	2,134
			1	(B1)
			100	(B5)
			43	(B6)
			18	(B9)
			126	(C)
			122	(I3)
			26	(I4)
			36	(J1)
			961	(J2)
			10	(J5)
			1	(J6)
Common Stock $0.001 par value	27,841		(27,841)	(H)	—
Additional paid-in capital	11,775,056	5,055,293	(452,928)		—
			(1)	(B1)
			781,240	(B7)
			3,889,559	(B5)
			1,508,940	(B6)
			446,315	(B9)
			13,970,677	(C)
			5,195,976	(G)
			27,841	(H)
			3,759,878	(I3)
			917,774	(I4)
			3,233,352	(J1)
			401,999	(J6)
			(961)	(J2)
			(50,710,000)	(J3)
			199,990	(J5)
Accumulated deficit	(16,260,094)	(16,532,904)	(5,195,976)	(G)	(53,940,281)
			452,928	(A3)
			(126,754)	(A4)
			(200,000)	(B3)
			(20,000)	(B5)
			(1,508,983)	(B6)
			(11,511,550)	(B8)
			4,594	(D1)
			(107,032)	(E)
			(1,054,533)	(I1)
			(1,141,260)	(I2)
			(127,963)	(J1)
			(169,479)	(J6)
			(441,275)	(J4)

Total stockholders’ deficit	(4,457,197)	(11,476,956)	(38,003,994)		(53,938,147)

TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ DEFICIT	$6,789,799	$23,138,669	$(14,658,981)		$15,269,487

Pro Forma Adjustments to the Unaudited Condensed Combined Balance Sheet

(A) To reflect the December 2023 redemption of 2,385 shares of GigCapital5 common stock as if it had occurred as of September 30, 2023.

(A1) To reflect the March 2024 redemption of 848,003 shares of GigCapital5 common stock as if it had occurred as of September 30, 2023.

(A2) Reflects the additional proceeds received prior to the Closing of $435,000 in advances under the GigCapital5 Working Capital Note, an additional $297,247 received under a promissory note with a related party of GigCaptial5 and an additional $55,000 received under QT Imaging’s working capital notes to increase the principal amount of this note to $705,000.

(A3) Reflects interest income of $452,928 earned by the trust account prior to the Closing.

(A4) Reflects amounts withdrawn from the trust account to pay taxes.

(A5) To reflect the release of $13,952,527 held in the Trust Account after giving effect to the December 2023 redemptions, including additional extension payments deposited or expected to be deposited in the Trust Account through the Closing and $138,045 of interest receivable by the Trust Account as all amounts held in the Trust Account are to be released upon the consummation of the Business Combination to either be used to satisfy the exercise of redemption rights or for use by the Combined Company.

(B1) To reflect cashless exercise of In-the-Money Company Warrants into 16,320 shares of QT Imaging Common Stock prior to the Closing as if the Closing had occurred on September 30, 2023. Upon consummation of the Business Combination, the shares of QT Imaging Common Stock were converted into 5,594 shares of Combined Company Common Stock. The terms of the In-the-Money Company Warrants have not been modified.

(B2) To reflect the receipt of $200,000 cash to record a note payable to related party from a Senior Secured Convertible Note of $200,000 issued by QT Imaging from a related party of GigCapital5. Each of the Senior Secured Convertible Notes of issued by QT Imaging has as one of its terms and conditions that the notes are payable upon maturity at an amount equal to the outstanding note multiplied by 120% (the “Repayment Premium”). If cash repayment is not elected by the noteholder, the note shall automatically convert immediately prior to the Closing of the Business Combination into such number of validly issued, fully paid and non-assessable shares of QT Imaging Common Stock that upon the completion of the Business Combination and the application of the Exchange Ratio will be exchanged for such consideration as is provided for in the Business Combination Agreement, including that number of shares of Combined Company Common Stock as is equal to 100,000 shares of Combined Company Common Stock (i.e., at an implied conversion rate of $2.00 per share of Combined Company Common Stock). The noteholder elected the cash repayment option.

(B3) To reflect the issuance in Notes Payable of a $200,000 Senior Secured Convertible Note with the same terms as the Senior Secured Convertible Note defined in Note (B2) by QT Imaging to an affiliate of a noteholder of QT Imaging as an expense in compensation for the noteholder subordinating certain of its rights under its note agreement and in lieu of certain placement agent fees to the affiliate. The noteholder elected to convert the note payable into 100,000 shares of Combined Company prior to the Closing as reflected in Note (J5).

(B4) Not used.

(B5) To reflect the net proceeds under the SEPA for a total of $10,000,000 issued in the form of a pre-paid advance from Yorkville and evidenced by a convertible promissory note. As consideration for the pre-paid advance and prior to the Business Combination, Yorkville received consideration that a holder of shares of QT Imaging Common Stock was entitled to receive pursuant to the Business Combination Agreement, including 1,000,0000 shares of GigCapital5 Common Stock. The capitalized terms in this footnote are as defined in the SEPA.

The $10,000,000 promissory note was issued on March 4, 2024 pursuant to Section 2.01 of the SEPA, dated November 15, 2023, between the Company and the Holder. The note contained the following derivative features (“Derivatives”) that were recognized at fair value:

•

Monthly Payment Premium - If, any time after the Issuance Date, and from time to time thereafter, a Trigger Event occurs, then the Company shall make monthly payments of Triggered Principal Amount, Payment Premium and accrued and unpaid interest.

•

Monthly Payment Discount -If, any time after the Issuance Date, and from time to time thereafter, a Trigger Event occurs, then the Company shall make monthly payments of Triggered Principal Amount minus the lesser of (x) $1,500,000 and (y) such amount of fifty percent (50%) of the Investor’s net sales proceeds of the Company Shares or fifty percent (50%) of the value of the Company Shares on such date the cash payment is due.

•

Variable Price Conversion Right -Subject to certain limitations, at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable Common Stock in accordance with Section (3)(b), at the Conversion Price of 95% of the lowest VWAP of the Company’s Common Stock during the 5 consecutive Trading Days immediately preceding the Conversion Date or the date the Holder submits an Investor Notice pursuant to and as defined in the SEPA, as applicable, or other date of determination, but not lower than the Floor Price.

•

Failure to Timely Convert - If within three (3) Trading Days after the Company’s receipt of an email copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder’s conversion of any Conversion Amount (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the Common Stock so purchased (the “Buy-In Price”), or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the Conversion Date.

•

Corporate Events -In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder’s option, (i) in addition to the Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such Common Stock had such Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to Common Stock) at a conversion rate for such consideration commensurate with the Conversion Price. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders.

The fair value of the above Derivatives was calculated using a Monte Carlo simulation, performed by an independent valuation firm. The simulation used as significant inputs the volatility of QT Imaging equity that was derived based on a comparable peer group of publicly traded companies and the company’s stock price on the valuation date based on the $10 per share inferred from the merger conversion ratio.

The key inputs into the valuation model included a volatility of 80%, risk-free rate of 5.4% and a fair value of the common stock at $10.00 per share.

The total value of the Derivatives reflected the combined value of the monthly payment premium, reduction to that premium by the payment discount, and the value of the conversion right. The values of the failure to timely convert and corporate event features were deemed to be de minimus.

In accordance with ASC 470-20, the proceeds of $10,000,000 will be recorded between the promissory note and Common Stock less debt origination costs of $975,000, consisting of a $375,000 commitment fee for the SEPA and original issue discount of 6% for the Pre-Paid Advance, on a relative fair value basis. A structuring fee of $20,000 will be expensed.

(B6) To reflect the issuance of the number of shares of QT Imaging Common Stock, as consideration for the September and December 2023 Non-Redemption Agreements (“NRA”) Stockholders agreeing not to redeem or to reverse any redemption demands previously submitted in connection with the respective extensions, that will convert into an aggregate of 427,474 of the Combined Company at a fair value of $3.53 per share after the Closing. The shares will be fully vested, nonforfeitable equity instruments upon issuance to the December 2023 NRA Stockholders and in connection with the September and December 2023 NRA that included no further obligation (of the September and December 2023 NRA Stockholders) after entering into the NRA. QT Imaging will recognize the issuance of the QT Imaging Common Stock as general & administrative expense in accordance with ASC 718-10.

(B7) To reflect the proceeds of $1,100,000 from four investors comprised of $600,000 under Senior Secured Convertible Notes issued by QT Imaging and $500,000 under the Stock Subscription Agreements. The $600,000 Senior Secured Convertible Notes and the Stock Subscription Agreements of $500,000 will convert into an aggregate of 200,000 shares of the Combined Company after the Closing (i.e., at an implied conversion rate of $2.50 per share of Combined Company Common Stock). In connection with the transaction, investors that subscribed to the purchase of at least $1,000,000 of QT Imaging Common Stock (the “Subscription Shares”), were each awarded an additional number of shares of QT Imaging Common Stock (“Early Investor Consideration Shares”) that upon the completion of the Business Combination and the application of the Exchange Ratio will be exchanged into an aggregate of 150,000 shares of the Combined Company.

Each of the Senior Secured Convertible Notes issued by QT Imaging has as one of its terms and conditions that the notes are payable upon maturity at an amount equal to the outstanding note multiplied by 120% (the “Repayment Premium”). If cash repayment is not elected by the noteholder, the note shall automatically convert immediately prior to the Closing of the Business Combination into such number of validly issued, fully paid and non-assessable shares of QT Imaging Common Stock that upon the completion of the Business Combination and the application of the Exchange Ratio will be exchanged for such consideration as is provided for in the Business Combination Agreement, including that number of shares of Combined Company Common Stock as is equal to 100,000 shares of Combined Company Common Stock (i.e., at an implied conversion rate of $2.00 per share of Combined Company Common Stock).

In accordance with ASC 470-20, the proceeds of $1,100,000 will be recorded between the Senior Secured Convertible Notes and the Stock Subscription Agreements on a relative fair value basis. Fair value of the Stock Subscription Agreement was calculated based on assumed issuance of the Subscription and Early Investor Consideration Shares. The Repayment Premium represents a redemption feature, which is required to be bifurcated from the debt host and recorded as a derivative liability. As of the date of issuance of the Senior Secured Convertible Notes, management had estimated that the probability of an event of default was negligible; accordingly, the fair value of the derivative liability was de minimis at the date of issuance. The Senior Secured Convertible Notes were recorded net of a $281,275 deemed debt discount as a result of the relative fair value allocation of proceeds. In accordance with ASC 835-30, the deemed debt discount is amortized initially as interest expense over the life of the loan then fully expensed upon conversion.

(B8) To reflect the payment of the required non-redemption payments as defined in the November 2023 Non-Redemption Agreements for an aggregate of 1,200,000 shares not redeemed times the redemption price less $2.50 per share plus 50,000 structuring shares at the redemption price. QT Imaging will recognize the payment as general & administrative expense in accordance with ASC 718-10.

(B9) To reflect the issuance of Cable Car Promissory Note in the amount of $1,500,000 and the issuance of 180,000 shares of Combined Company in lieu of any simple or in-kind interest on the Closing. In accordance with ASC 470-20, the proceeds of $1,500,000 will be recorded between the promissory note and Common Stock on a relative fair value basis.

(C) To reflect the redemption of 848,003 shares by Public Stockholders of GigCapital5 at the Closing, 1,250,000 shares not redeemed and payments made under the November 2023 Non-Redemption Agreements. To reflect the transfer of the remaining 1,264,590 shares of the Common Stock to permanent equity ($13,970,677). See Note (B8) for payments made under the November 2023 Non-Redemption Agreements.

(D1) To reflect the payment of the Working Capital Notes ($556,350) at the Closing.

(D2) To reflect the payment of the non-convertible Working Capital Notes ($297,247) at the Closing.

(E) To reflect the payment of certain expenses at the Closing as if the Closing, as if the Closing had occurred on September 30, 2023.

(F) To reflect the payment of amounts due at the Closing to related parties and insiders of GigCapital5, as if the Closing had occurred on September 30, 2023.

(G) To reflect the reclass to negative additional paid-in capital.

(H) Eliminates the historical par value of QT Imaging. The par value of the Combined Company Common Stock will be $0.0001 per share.

(I1) Reflects the recording of the estimated GigCapital5 Transaction Expenses not reflected in the historical statements. The accrual of $1,054,533 reflects total GigCapital5 Transaction Expenses of $8,683,667 less amounts already paid of $350,000 and amounts recorded in accounts payable of $419,134, accrued legal fees of $3,500,000, accrued advisory fees of $600,000 and deferred underwriting fees $2,760,000.

(I2) Reflects the recording of the estimated Company Transaction Expenses not reflected in the historical statements. The accrual of $1,141,260 reflects total estimated Company Transaction Expenses of $2,919,000 less $648,396 already paid and amounts already recorded in accounts payable of $981,171 and accrued liabilities of $147,860.

(I3) Reflects the payment of Unpaid GigCapital5 Transaction Expenses of $2,673,667 in cash at the Closing with the remaining $3,760,000 was paid in Common Stock.

(I4) Reflects the payment of Unpaid Company Transaction Expenses of $1,800,887 in cash at the Closing with the remaining $917,800 was paid in Common Stock.

(J1) Reflects the conversion of certain QT Imaging Convertible Notes, including accrued interest payable, into 1,048,330 shares of QT Imaging Common Stock immediately prior to the Business Combination in accordance with the terms of such QT Imaging Convertible Notes with no gain or loss recorded upon conversion. At the Closing, the shares of QT Imaging Common Stock issued from the conversion of the QT Imaging Convertible Notes will be exchanged for 359,265 shares of the Combined Company Common Stock.

(J2) Reflects the remaining par value adjustment of shares of GigCapital5 Capital Stock issued to the holders of the QT Imaging Equity Securities.

(J3) Reflects the fair value of the Merger Consideration Earnout Shares pertaining to the holders of the QT Imaging Equity Securities at the Closing, as if the Closing had occurred on September 30, 2023.

The Merger Consideration Earnout Shares will be released and delivered upon the occurrence of Triggering Events. In September 2023, the BCA was amended to move certain measurement dates for revenue from December 31, of each year to the following September 30 of the following year. In addition, the revenue trigger for the third measurement year was reduced from $67 million to $30 million, which, all else being equal, had the effect of increasing the estimated value of the Merger Consideration Earnout Shares. The period of measurement for the revenue targets, as defined in the BCA, as amended, are for the 15 months ended September 30, 2024, and for each of the 12 months ended September 30, 2025, and 2026. In addition, management’s estimated probabilities of meeting the triggering events were lowered, from 25 percent, 75 percent and 90 percent, to 15 percent, 50 percent and 75 percent, which, all else being equal, had the effect of decreasing the estimated value of the Merger Consideration Earnout Shares.

The fair value of the Merger Consideration Earnout shares was calculated using a Monte Carlo simulation. The simulation used as significant inputs QT Imaging management’s current assessment of placements of breast scanning systems in 2024 and 2025, likely expected values for revenues from 2024 through 2026, probabilities for regulatory approvals including FDA clearances, and probabilities of other Triggering Events related to the open angle scanner. The probabilities of the non-revenue triggers generally range from 50 to 75 percent with the exception of the FDA clearance for a new indication November 14, 2025, as defined in the BCA, which is at 15 percent. The revenue forecast for the respective measurement periods are generally in line with the revenue triggers as defined in the BCA as amended. Additional significant inputs into the simulation include the volatility of QT Imaging equity, assets, and revenue that was derived in a manner as would be common for such simulation, and published industry operating profitability metrics. A weighted average cost of capital (“WACC”) was estimated based on a venture capital rates of return on debt and equity. This WACC was used as the discount rate applicable to revenue, after applying a delivering factor to convert it from being applicable to earnings before interest and tax (“EBIT”) to being applicable to revenue. This EBIT to revenue delivering factor was estimated using published industry operating profit and cost metrics.

The Monte Carlo simulation developed a distribution of projected revenues for 2023 through 2026 using a Geometric Brownian Motion framework based on a standard normal distribution of returns. The simulation also developed a distribution of potential daily Combined Company Common Stock prices for 2026 using a Geometric Brownian Motion framework, and the current traded market price of GigCapital5 Common Stock as the initial input. The resulting fair value is based on the average of the number of shares that will be paid out for each Triggering Event over a statistically significant number of simulations.

The significant assumptions included: An expected volatility of revenue of 21.0%; a discount rate applicable to revenue of 10.2%; a risk-free rate (revenue and equity model) of 4.0%; a risk premium of 6.2%; cost of debt of 22.0%; credit risk spread of 18.0%; and an equity volatility of 80.0%.”

(J4) Reflects the payment of four of the Senior Secured Convertible Notes issued by QT Imaging at 120 percent of the principal balance of $800,000 at the Closing as if the Closing occurred on September 30, 2023.

(J5) Reflects the conversion of certain Senior Secured Convertible Notes issued by QT Imaging immediately prior to the Closing of the Business Combination into such number of validly issued, fully paid and non-assessable shares of QT Imaging Common Stock that upon the completion of the Business Combination and the application of the Exchange Ratio will be exchanged for such consideration as is provided for in the Business Combination Agreement, including that number of shares of Combined Company Common Stock as is equal in the aggregate to 100,000 shares of Combined Company Common Stock. Upon conversion of aforementioned Senior Secured Convertible Notes, the unamortized associated deemed debt discount will be fully expensed. Please see Note (B3).

(J6) Reflects the conversion of an amended related party note of $200,000 and accrued interest of $32,521 into 100,000 shares of QT Imaging Common Stock, which resulted in 34,269 shares of Combined Company Stock. The amendment that resulted in this conversion was accounted for as debt extinguishment in accordance with ASC 470 with $169,479 recorded in other expense.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023

(unaudited)

	QT Imaging, Inc. (Historical)	GigCapital5, Inc. (Historical)	Pro Forma Adjustments		Pro Forma Statement of Operations
Revenue	$35,404	$—	$—		$35,404
Cost of revenue	73,497	—	—		73,497

Gross profit	(38,093)	—	—		(38,093)

Operating expenses:
Research and development	1,083,373	—	(78,941)	(P)	1,004,432
Sales, general, and administrative	3,072,720	4,183,662	(533,789)	(P)	3,132,124
			(3,590,469)	(R)

Total operating expenses	4,156,093	4,183,662	(4,203,199)		4,136,556

Loss from operations	(4,194,186)	(4,183,662)	4,203,199		(4,174,649)
Interest (expense)	(394,714)	(159,751)	256,253	(Q)	(333,461)
			(195,000)	(Q1)
			159,751	(Q3)
Interest income on marketable securities held in Trust Account	—	1,233,519	(1,233,519)	(O)	—
Other income (expense)	—	(8,535)	16,485	(Q2)	7,950

Loss before income taxes	(4,588,900)	(3,118,429)	3,207,169		(4,500,160)
Income tax expense	—	334,346	(334,346)	(O)	—

Net loss	$(4,588,900)	$(3,452,775)	$3,541,515		$(4,500,160)

Pro Forma Adjustments to the Unaudited Condensed Combined Statement of Operations

(O) Represents the elimination of interest income related to the investments in the GigCapital5 Trust Account as of the beginning of the period and the corresponding income tax expense under the eight redemption scenarios.

(P) Reflects the reversal of stock-based compensation on QT Imaging Options and warrant expense, for other than In-The-Money Company Warrants, both of which are assumed to be cancelled as January 1, 2022.

(Q) Reflects the reversal of interest expense and amortization of the debt discount on QT Imaging Convertible Notes converted to QT Imaging Common Stock as of the beginning of the year as if the Business Combination is considered effective on January 1, 2022.

(Q1) Reflects the amortization of $195,000 of debt issuance costs of the Convertible Promissory Note issued to Yorkville over the 15 month period of the note entered into as if the Business Combination is considered effective on January 1, 2022.

(Q2) Reflects the reversal of the fair value adjustment on GigCapital5 Working Capital Notes as the notes are considered paid or converted as if the Business Combination is considered effective on January 1, 2022.

(Q3) Reflects the reversal of interest expense on the GigCapital5 Extension Notes as the notes are considered paid as if the Business Combination is considered effective January 1, 2022.

(R) Reflects the reversal of GigCapital5 Transaction Expenses of $2,480,296 consisting of accrued legal fees and other accrued liabilities and Company Transaction Expenses of $1,110,173 consisting of accrued legal fees and other accrued liabilities as the Transaction Expenses are reflected as if the Business Combination is effective January 1, 2022.

	QT Imaging, Inc. (Historical)	GigCapital5, Inc. (Historical)	Pro Forma Adjustments	Pro Forma Statement of Operations
Net loss	$(4,588,900)	$(3,452,775)	$3,541,515	$(4,500,160)
Weighted average Combined Company Common Stock shares outstanding - basic and diluted	—	—	—	21,437,216
Net loss per Combined Company Common Stock share - basic and diluted	—	—	—	$(0.21)
Weighted average QT Imaging Common Stock shares outstanding - basic and diluted	27,811,455	—	—	—
Net loss per QT Imaging Common Stock share - basic and diluted	$(0.17)	—	—	—
Net income attributable to GigCapital5 Common Stock subject to possible redemption	—	$899,173	—	—
Weighted average GigCapital5 Common Stock subject to possible redemption shares outstanding - basic and diluted	—	3,325,837	—	—
Net income per share - GigCapital5 Common Stock subject to possible redemption - basic and diluted	—	$0.27	—	—
Net loss attributable to non-redeemable GigCapital5 common stockholders	—	$(4,351,948)	—	—
Weighted average non-redeemable GigCapital5 Common Stock shares outstanding - basic and diluted	—	6,540,000	—	—
Net loss per share - non-redeemable GigCapital5 Common Stock - basic and diluted	—	$(0.67)	—	—

PRO FORMA CHANGE IN EQUITY ACCOUNTS

(unaudited)

	Shares	%
GigCapital5 Public Stockholders pre redemption	4,014,050	18.7%
Less: March 2023 partial redemption	(995,049)	(4.6%)
Less: September 2023 partial redemption	(904,023)	(4.2%)
Less: December 2023 partial redemption	(2,385)	0.0%
Less: March 2024 partial redemption	(848,003)	(4.0%)

Total held by Public Stockholders (1)(2)	1,264,590	5.9%
Sponsor and insiders (3)	6,540,000	30.5%
Shares issued in conversion of GigCapital5 Working Capital Notes (4)	94,364	0.4%
Conversion of QT Imaging Converting Notes (5)	393,535	1.8%
Former holders of QT Imaging Common Stock in December 2022 excluding the Bridge Financing (6)	9,373,733	43.7%
Shares from QT Imaging Bridge Financing (6)	167,923	0.8%
Shares from cashless exercise of QT Imaging In-the-Money Company Warrants (7)	5,594	0.0%
Conversion of QT Imaging Bridge Loan convertible notes (8)	100,000	0.5%
Shares from the Stock Subscription Agreements (9)	200,000	0.9%
Shares as consideration for the Yorkville Pre-Paid Advance (10)	1,000,000	4.7%
Shares from the conversion of underwriter fees (11)	740,000	3.5%
Shares from the conversion of extension advisor fees (12)	100,000	0.5%
Shares from extension non-redemption agreements (13)	427,477	2.0%
Early Investor Consideration Shares (14)	150,000	0.7%
Shares issued in payment to QT Imaging financial advisor (15)	250,000	1.2%
Shares issued in conjunction with the Cable Car Promissory Note (16)	180,000	0.8%
Shares issued in payment of Transaction Expenses (17)	450,000	2.1%

Pro Forma Combined Company Common Stock outstanding at Closing (18)	21,437,216	100.0%

(1)

Amount is after giving effect to the redemption of 18,985,950 Public Shares in the September 2022 Partial Redemption, 995,049 Public Shares in the March 2023 Partial Redemption, 904,023 Public Shares in the September 2023 Partial Redemption, 2,385 Public Shares in the December 2023 Partial Redemption and 848,003 Public Shares in the March 2024 Partial Redemption. Of the 1,264,590 shares of GigCapital5 Common Stock held by Public Stockholders, 1,250,000 shares are not redeemable under the November 2023 Non-Redemption Agreements, resulting in only 14,590 shares of GigCapital5 Common Stock not covered under non-redemption agreements.

(2)	Amount excludes 23,000,000 outstanding Warrants and 795,000 private warrants which are a part of the Private Placement Units.

(3)

The Sponsor holds 5,735,000 Founder Shares, and an additional 795,000 shares of GigCapital5 Common Stock that are a constituent security of the Private Placement Units. There are 10,000 shares of GigCapital5 Common Stock in the aggregate held an affiliate of ICR.

(4)

The Sponsor holds a total of $1,500,000 of GigCapital5 Working Capital Notes that are convertible, at the Sponsor’s election, at a price of $10.00 per unit, into units identical to the Private Placement Units issued in connection with GigCapital5’s initial public offering. The Sponsor converted at the Closing $943,640 of the $1,500,000 principal balance into 94,364 units, which were then separated into 94,364 shares of Combined Company Common Stock and 94,364 private warrants. The 94,364 private warrants are excluded from the table.

(5)

Conversion into shares of the Combined Company Common Stock of shares of QT Imaging Common Stock related to QT Imaging Converting Notes to be converted into 1,148,330 shares of QT Imaging Common Stock immediately prior to the Merger. At the Closing, the shares of QT Imaging Common Stock issued from the conversion of the QT Imaging Converting Notes will be exchanged for 393,535 shares of the Combined Company Common Stock.

(6)

As of December 2022, the former holders of QT Imaging Common Stock included the holders of 27,351,290 shares of QT Imaging Common Stock, which will be exchanged for 9,373,733 shares of Combined Company Common Stock at the Closing, and participants in the Bridge Financing, who acquired 490,000 shares of QT Imaging Common Stock, which will be exchanged for 167,923 shares of Combined Company Common Stock at the Closing.

(7)

Amount assumes all In-the-Money Company Warrants for the purchase of 60,329 shares of QT Imaging Common Stock will net settle for 16,320 shares of QT Imaging Common Stock immediately prior to the Merger and convert into 5,594 shares of the Combined Company.

(8)

Conversion into shares of the Combined Company Common Stock of shares of QT Imaging Common Stock related to $200,000 in convertible notes issued in the November 2023 $1 million Bridge Loan to be converted into 291,798 shares of QT Imaging Common Stock immediately prior to the Merger. At the Closing, the shares of QT Imaging Common Stock issued from the conversion of the convertible notes issued in the Bridge Loan will be exchanged for 100,000 shares of the Combined Company Common Stock.

(9)

Only one subscriber to the Stock Subscription Agreements purchased shares of QT Imaging for $500,000 pursuant to the terms of the Stock Subscription Agreements and the remaining three subscribers held an aggregate of 1,250,000 shares of GigCapital5 Common Stock under the November 2023 Non-Redemption Agreements. At the Closing, the shares of QT Imaging Common Stock will be exchanged for 200,000 shares of the Combined Company Common Stock.

(10)

The consideration to Yorkville for the Pre-Paid Advance consists of shares of QT Imaging Common Stock equal to that number of shares that will result in Yorkville as a stockholder of QT Imaging receiving pursuant to the Business Combination Agreement 1,000,000 shares of Combined Company Common Stock.

(11)

As partial consideration for the deferred underwriter fees, William Blair has agreed to receive shares of QT Imaging Common Stock equal to that number of shares that will result in William Blair as a stockholder of QT Imaging receiving pursuant to the Business Combination Agreement 740,000 shares of Combined Company Common Stock.

(12)

As consideration for advisory fees in connection with an extension, an advisor has agreed to receive shares of QT Imaging Common Stock equal to that number of shares that will result in such advisor as a stockholder of QT Imaging receiving pursuant to the Business Combination Agreement 100,000 shares of Combined Company Common Stock.

(13)

As consideration for the September 2023 Non-Redemption Agreements and the December 2023 Non-Redemption Agreements, the parties to such agreements have agreed to receive shares of QT Imaging Common Stock equal to that number of shares that will result in such parties as stockholders of QT Imaging receiving pursuant to the Business Combination Agreement at least 427,477 shares of Combined Company Common Stock.

(14)

Shares of QT Imaging Common Stock to be issued to subscribers to the Stock Subscription Agreements entered into in November 2023 equal to that number of shares that will result in such parties as stockholders of QT Imaging receiving pursuant to the Business Combination Agreement 150,000 shares of Combined Company Common Stock.

(15)

As partial consideration for advisory fees, a financial advisor to QT Imaging has agreed to receive shares of QT Imaging Common Stock equal to that number of shares that will result in such financial advisor as a stockholder of QT Imaging receiving pursuant to the Business Combination Agreement 250,000 shares of Combined Company Common Stock.

(16)

The issuance on the Closing of 180,000 shares of Combined Company in lieu of any simple or in-kind interest in conjunction with the issuance of Cable Car Promissory Note in the amount of $1,500,000. In accordance with ASC 470-20, the proceeds of $1,500,000 will be recorded between the promissory note and Common Stock on a relative fair value basis.

(17)

In consideration for the settlement of certain liabilities for various services rendered, the parties to the agreements have agreed to accept an aggregate of 450,000 shares of the Combined Company in lieu of cash payments.

(18)

After consummation of the proposed Business Combination, the former holders of QT Imaging Equity Securities will have the contingent rights to receive 9,000,000 Merger Consideration Earnout Shares. The contingently issuable Merger Consideration Earnout Shares are excluded from the expected shares issued to the former holders of QT Imaging Equity Securities above as they will not be issued at the Closing due to the contingencies associated with the earnout.